Exhibit (23)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Cooper-Standard Automotive (Gaylord, Michigan Plant) UAW Local 388 Collectively Bargained Savings and Retirement Plan (the Plan) of our report dated June 23, 2004, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

Toledo, Ohio	/S/ Ernst & Young LLP

June 23, 2004	Ernst & Young LLP